Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 4, 2009, relating to the financial statements and financial statement schedule of Hughes Communications, Inc., and the effectiveness of Hughes Communications, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Hughes Communications, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

September 25, 2009